UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2010

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	1-9824 (Commission File Number)	52-2080478 (I.R.S. Employer Identification No.)

2100 Q Street
Sacramento, CA 95816
(Address of principal executive offices, zip code)
Registrant’s telephone number, including area code (916) 321-1846

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders

The McClatchy Company (the “Company”) held its annual meeting of shareholders on May 19, 2010 to vote on the election of directors and the ratification of Deloitte & Touche LLP as the Company’s independent auditors for 2010.   The Company’s shareholders elected directors and approved the ratification of Deloitte & Touche as the Company’s independent auditors by voting as follows:

1.	Election of Directors
		FOR	WITHHELD	BROKER NON -VOTES

	Class A Common Stock

	Elizabeth Ballantine	37,650,651	1,750,321	14,287,075
	Kathleen Foley Feldstein	37,823,076	1,577,896	14,287,075
	S. Donley Ritchey	37,625,232	1,775,740	14,287,075

	Class B Common Stock

	Leroy Barnes, Jr.	23,258,962	-0-
	Molly Maloney Evangelisti	23,258,962	-0-
	Larry Jinks	23,258,962	-0-
	Brown McClatchy Maloney	23,258,962	-0-
	William B. McClatchy	23,258,962	-0-
	Kevin S. McClatchy	23,258,962	-0-
	Theodore R. Mitchell	23,258,962	-0-
	Gary B. Pruitt	23,258,962	-0-
	Frederick R. Ruiz	23,258,962	-0-

		FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
2.	Ratification of Deloitte & Touche LLP as independent auditors for 2010	27,262,743	33,423	2,893	-0-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

May 21, 2010                                                                                             The McClatchy Company

 /s/ Patrick J. Talamantes
By: Patrick J. Talamantes
Vice President and Chief Financial Officer